SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 9, 2020

CLEARSIGN TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in Charter)

Washington	001-35521	26-2056298
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

12870 Interurban Avenue South

Seattle, Washington 98168

(Address of Principal Executive Offices)

206-673-4848

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock	CLIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2020, the Compensation Committee of the Board of Directors of ClearSign Technologies Corporation (the “Company”) awarded to the individuals named below options from the Company’s 2011 Equity Incentive Plan:

Name and Title	Number of Shares Subject to the Option

Brian Fike, Chief Financial Officer	40,000
Donald Kendrick, Chief Technology Officer	40,000
Manuel Menendez, President, ClearSign Asia Limited	50,000
Stephen Sock, Senior VP of Business Development	30,000

Each option has a term of 10 years and an exercise price of $0.89, the closing price of the common stock on the date of award. With the exception of the options awarded to Messrs. Kendrick and Menendez, all of the options vested on the date of grant. Of the option awarded to Mr. Kendrick, the right to purchase 20,000 shares of common stock vested on the date of award and the right to purchase the remaining 20,000 shares of common stock will vest upon the completion of certain performance objectives. Of the option awarded Mr. Menendez, the right to purchase 40,000 shares of common stock vested on the date of award and the right to purchase the remaining 10,000 shares of common stock will vest upon the completion of certain performance objectives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 2020

CLEARSIGN TECHNOLOGIES CORPORATION

By:	/s/ Brian G Fike
Brian G Fike
Chief Financial Officer